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                                1,000,000 Shares

                              LEGACY SOFTWARE, INC.

                         Common Stock ($.001 Par Value)

                             UNDERWRITING AGREEMENT



                                                                    May __, 1996


JB OXFORD & COMPANY
9665 Wilshire Blvd., Third Floor
Beverly Hills, CA 90212

Dear Sirs:

          Legacy Software, Inc., a Delaware corporation (the "Company"), proposes to sell an aggregate of 1,000,000 shares of Common Stock, par value $.001, of the Company (the "Firm Shares"), to J.B. Oxford & Company ("Underwriter"). The Company also proposes to sell to the Underwriter not more than 115,000 additional shares of Common Stock, par value $.001, of the Company (the "Additional Shares"), if requested by the Underwriter as provided in
Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares. The shares of Common Stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

          1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 (File number 333-1054) including a prospectus relating to the Shares, which may be amended. The registration statement, as amended at the time when it becomes effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of shares is hereinafter referred as the "Prospectus".

          2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement,

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and subject to its terms and conditions, the Company agrees to issue and sell
1,000,000 Firm Shares, and the Underwriter agrees to purchase from the Company
at a price per share of $            (the "Purchase Price") the number of Firm
Shares (subject to such adjustments to eliminate fractional shares as the Underwriter may determine). In addition, the Company agrees to issue to the Underwriter the Warrants set forth in the Warrant Agreement attached hereto as Annex II.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell up to 150,000 Additional Shares and (ii) the Underwriter shall have a one-time right to purchase up to an aggregate 150,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriter may exercise its right to purchase any Additional Shares by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. The notice shall specify the aggregate number of Additional Shares to be purchased and the date for payment and delivery thereof. The date specified in the notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than three business days after such notice has been given.

          The Company hereby agrees that it shall not, and that it shall deliver an agreement executed by each stockholder listed on Annex I hereto, pursuant to which each such person agrees not to, issue, sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for or file a Registration Statement with respect to shares of Common Stock, except to the Underwriter pursuant to this Agreement, for a period of 365 days after the date of the Prospectus without the Underwriter's prior written consent.

          3. TERMS OF PUBLIC OFFERING. The Company has been advised that the Underwriter proposes (i) to make a public offering of the Shares as soon after the effective date of the Registration Statement as in the Underwriter's judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4. DELIVERY AND PAYMENT. Delivery to the Underwriter of and payment for the Firm Shares shall be made at _____ a.m., Los Angeles time, on the third business day (the "Closing Date") following the date of the initial public offering, at the offices of Brobeck, Phleger & Harrison LLP, counsel to the Company


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("Brobeck").  The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between the parties hereto.

          Delivery to the Underwriter of and payment for any Additional Shares to be purchased by the Underwriter shall be made at such place as the Underwriter shall designate at _____ a.m., Los Angeles time, on the date specified in the exercise notice given by the Underwriter pursuant to Section 2 (the "Option Closing Date"). The Option Closing Date and the location of delivery of and the form of payment for the Additional Shares may be varied by agreement between the Underwriter and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to the Underwriter for inspection not later than _____ a.m., Los Angeles time, on the business day preceding the Closing Date or the Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to the Underwriter on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the account of the Underwriter, against payment of the Purchase Price therefor by certified or official bank checks payable in New York Clearing House next day funds to the order of the Company.

          5.   AGREEMENTS OF THE COMPANY.  The Company agrees with the
Underwriter:

          (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

          (b) To advise the Underwriter promptly and, if requested by the Underwriter, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make


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     the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to the Underwriter, without charge, two (2) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to the Underwriter such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as the Underwriter may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which the Underwriter shall not previously have been advised or to which the Underwriter shall reasonably object; and to prepare and file with the Commission, promptly upon the Underwriter's reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by the Underwriter, and to use its best efforts to cause the same to become promptly effective.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by an underwriter or a dealer, to furnish the Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser of the Shares, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as the Underwriter shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.



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          (g)  Prior and subsequent to any public offering of the Shares, to cooperate with the Underwriter and counsel for the Underwriter in connection with the registration or qualification of the Shares for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions of the United States as the Underwriter may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any actions which would subject it to general taxation in any jurisdiction where it is not now so subject.

          (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise the Underwriter in writing when such statement has been so made available.

          (i)  During the period of five years after the date of this Agreement,
     (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries, if any, on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period referred to in paragraph (i), to furnish to the Underwriter as soon as available a copy of


                                      - 5 -
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     each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries, if any, as the Underwriter may reasonably request.

          (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriter relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriter relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) the listing of the Shares on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") SmallCap Market System, and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriter or by dealers to whom Shares may be sold.

          (l) To use its best efforts to qualify its Common Stock on the NASDAQ SmallCap Market System (or on a national securities exchange) and to maintain the inclusion of such Common Stock in the NASDAQ SmallCap Market System (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

          (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter that:

          (a) (i) On the day the Registration Statement goes effective under the Act and thereafter, the Registration Statement and any amendments thereto will comply in all material respects with the provisions of the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Prospectus and any supplements thereto as of their respective dates will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter.

          (b) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

          (d) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriter against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (e) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.


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          (f)  The Company is not in violation of its charter or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company to which the Company is a party or by which its property is bound.

          (g) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states), (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the charter or bylaws of the Company or (y) any agreement, indenture or other instrument to which it is a party or by which it is bound, or (iii) will not violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company and its property, except in the case of clause (i), (ii)(y) and (iii) for failures to obtain consent, approval, authorization or other orders, conflicts, breaches or violations which in the individual or in the aggregate would not have a material adverse effect on the Company.

          (h) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company is a party or of which any of its respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

          (i) The Company has not violated any environmental, safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company.

          (j) Except as otherwise set forth in the Prospectus or is not material to the business, prospects, financial


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     condition or results of operation of the Company, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company.

          (k) The Company maintains reasonably adequate insurance, including, but not limited to, key person life insurance.

          (l) BDO Seidman, LLP ("BDO Seidman") are independent public accountants with respect to the Company as required by the Act.

          (m) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (n) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other

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     material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company.

          (o) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (p) Except as otherwise set forth in the Registration Statement or Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

          7. INDEMNIFICATION. (a) The Company agrees to indemnify, defend and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter set forth in the section entitled "Underwriting" and the statements with respect to stabilization on page 1 of the Registration Statements which were furnished in writing to the Company by or on behalf of the Underwriter.

          The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (b) In case any action shall be brought against the Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, the Underwriter shall promptly notify the Company in writing of such action (provided, that the failure to give such notice shall not relieve the Company of any liability which it may have pursuant to this Agreement, unless it shall be determined by a court of

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competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party, but only to the extent and the amount that such forfeiture impacts any final judgment against the Underwriter) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, as the case may be, (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriter and controlling persons, which firm shall be designated the Underwriter and that all such fees and expenses shall be reimbursed as they are incurred). If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and its officers who sign the Registration Statement, and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with reference to information relating to the Underwriter furnished in writing by or on behalf of such Underwriter for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter, and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (e) The Company hereby designates [NAME OF COMPANY], [ADDRESS OF COMPANY], (a Delaware corporation) as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of California by the Underwriter or person controlling the Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 7, and the Company will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company, at the address for notices specified in Section 10 hereof.

          8. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The several obligations of the Underwriter to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 2:00 p.m., Los Angeles time, on the date of this Agreement or at such later date and time the parties may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company shall have no liability or obligation, direct or contingent, which is material to the Company, other than those reflected in the Registration statement and the Prospectus and (iv) on the Closing Date the Underwriter shall have received a certificate dated the Closing Date, signed by _____________ and _____________, in their capacities as the ______________
     and _______________ of the Company, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 8.

          (d) The Underwriter shall have received on the Closing Date an opinion (satisfactory to the Underwriter and counsel for the Underwriter), dated the Closing Date, from Brobeck, Phleger & Harrison LLP, counsel for the Company, to the effect that:

               i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own its properties;

               ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company;

               iii) all the outstanding shares of common stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

               iv) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriter against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

               v) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law);

               vi) the authorized capital stock of the Company, including the Common stock, conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus;

               vii) the Registration statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

               viii) the statements under the captions "_______________________ ___________ ", "____________________", "_____________________________
          __________________", "_______________________" " ____________________
          _____________ ", "_________________________________________________",
          "Description of Capital Stock" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

               ix) the Company is not in violation of its charter or bylaws and, to such counsel's knowledge after due inquiry, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company to which the Company is a party or by which it property is bound;

               x) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or any agreement, indenture or other instrument to which the Company is a party or by which the Company's properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or it's properties;

               xi) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of it's property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

               xii) to such counsel's knowledge, after due inquiry, the Company has not violated any environmental, safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company;

               xiii) to such counsel's knowledge, after due inquiry, except as otherwise set forth in the Registration Statement or such as are not material to the business, prospects, financial condition or results of operation of the Company, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it (except for UCC Financing Statement No. 953256065 dated November 20, 1995 listing the Company as debtor and E.B.C. Trust Corporation ("EBC") as secured party issued in connection with that certain bridge financing between the Company and EBC);

               xiv) to such counsel's knowledge, after due inquiry, all leases to which the Company is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company;

               xv) the Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; to such counsel's knowledge, after due inquiry, the Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company;

               xvi) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               xvii) to such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, after due inquiry no holder of any security of the Company has any right to require registration of shares of Common stock or any other security of the Company;

               xviii) except for the order of the Commission making the Registration Statement effective and permits and similar authorizations required under the securities or Blue Sky laws of certain states, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Shares to the Underwriter as contemplated by this Agreement or the public offering of the Shares contemplated by the Prospectus;

               xix) (1) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel believes that (except for financial statements, as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          In giving such opinion with respect to the matters covered by clause
(xix) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (e) The Underwriter shall have received on the Closing Date an opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Underwriter, as to the matters referred to in clauses ___________________________. In giving such opinion with respect to the matters covered by clause (xix) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (f) The Underwriter shall have received a letter on and as of the Closing Date, in form and substance satisfactory to the Underwriter, from BDO Seidman, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to the Underwriter by BDO Seidman on the date of this Agreement.

          (g) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to the Underwriter on the Option Closing Date of such documents as the Underwriter may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          9. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by the Underwriter by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, or business prospects of the Company, whether or not arising in the ordinary course of business, which would, in the Underwriter's judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation calamity, crisis or change on the financial markets of the United States or elsewhere would, in the Underwriter's judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or NASDAQ SmallCap Market System or limitation on prices for securities on any such exchange, National Market System or SmallCap Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or California authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriter's opinion has a material adverse effect on the financial markets in the United States.

          10. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Legacy Software, Inc., 8521 Reseda Blvd., Northridge, California, 91324, attention:
Ariella Lehrer, Ph.D., with a copy to Brobeck, Phleger & Harrison LLP, 550 South Hope Street, Los Angeles, California 90071, attention: V. Joseph Stubbs, Esq.
(b) if to the Underwriter, to JB Oxford & Company, Inc., 9665 Wilshire Blvd, Third Floor, Beverly Hills, California, 90212, attention Robert Schultz, with a copy to Morgan, Lewis & Bockius LLP, 801 South Grand Avenue, Suite 2200, Los Angeles, California 90017, attention: John F. Hartigan, Esq., or in any case to such other address as the parties to be notified may have requested in writing.

          The respective indemnities, representations, warranties and other statements of the Company, its officers and directors and of the Underwriter set forth in or made pursuant to this

Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Company, its officers or directors or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of California.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                        Very truly yours,

                                        LEGACY SOFTWARE, INC.



                                        By______________________________________
                                          Title:


ACCEPTED AND AGREED:

JB OXFORD & COMPANY

     By_______________________________________
       Title:

                                     ANNEX I



                          Required Stockholder Lock-ups
                          -----------------------------

               Ariella J. Lehrer, Ph.D
               Stanley Wojtysiak
               William E. Sliney
               Curtis A. Hessler
               Arthur G. Hiller
               Daniel D. Phillips
               Ivan Rosenberg, Ph.D
               E.B.C Trust Corporation
               D&A Lehrer Children Trust
               John Miller
               Elizabeth Nolan, M.D.
               Ilona Foyer
               Craig Brannon
               Heidi Chung
               Gregory Ackerman
               Barry Pogorel

                                                                        ANNEX II







- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                              LEGACY SOFTWARE, INC.




                                       AND



                               JB OXFORD & COMPANY






                           ___________________________

                                WARRANT AGREEMENT
                           ___________________________

                              Dated May _____, 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               DATED MAY __, 1996
                                TABLE OF CONTENTS


SECTION 1.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . 3

SECTION 3.     ISSUANCE OF WARRANTS. . . . . . . . . . . . . . . . . . . . . . 5

SECTION 4.     REGISTRATION, TRANSFER AND EXCHANGE OF CERTIFICATES . . . . . . 5

SECTION 5.     MUTILATED OR MISSING WARRANT CERTIFICATES . . . . . . . . . . . 6

SECTION 6.     DURATION AND EXERCISE OF WARRANTS . . . . . . . . . . . . . . . 6

SECTION 7.     NO FRACTIONAL SHARES. . . . . . . . . . . . . . . . . . . . . . 7

SECTION 8.     PAYMENT OF TAXES. . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 9.     WARRANT HOLDER RIGHTS; DIVIDENDS AND DISTRIBUTIONS. . . . . . . 7

SECTION 10.    RESERVATION AND ISSUANCE OF WARRANT SHARES. . . . . . . . . . . 7

SECTION 11.    OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE
               LISTINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 12.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES
               PURCHASABLE . . . . . . . . . . . . . . . . . . . . . . . . . . 8


SECTION 13.    NOTICES TO WARRANT HOLDERS. . . . . . . . . . . . . . . . . .  11

SECTION 14.    RESTRICTIONS ON TRANSFER. . . . . . . . . . . . . . . . . . .  12

SECTION 15.    COVENANTS OF ISSUER . . . . . . . . . . . . . . . . . . . . .  15

SECTION 16.    AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . .  17

SECTION 17.    SPECIFIC PERFORMANCE. . . . . . . . . . . . . . . . . . . . .  17

SECTION 18.    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 19.    BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 20.    TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 21.    COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 22.    CALIFORNIA LAW. . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 23.    BENEFITS OF THIS WARRANT AGREEMENT. . . . . . . . . . . . . .  19

SECTION 24.    SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 25.    NONWAIVER . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 26.    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .  19

EXHIBIT A - Form of Warrant Certificate

EXHIBIT B - Warrant Register

                                WARRANT AGREEMENT



          WARRANT AGREEMENT dated April __, 1996, between LEGACY SOFTWARE, INC., a Delaware corporation ("ISSUER"), and JB OXFORD & COMPANY, a Utah corporation ("JBO").

                                    PREAMBLE

          In connection with JBO acting as the underwriter for that certain proposed public offering ("Offering") of 1,000,000 shares of Common Stock, par value $.001 per share, of the Issuer, the parties hereto have agreed that the Issuer will sell to JBO, for a nominal purchase price, a five-year warrant to purchase up to 100,000 shares of Common Stock.

          In order to induce JBO to act as the underwriter of the Offering, Issuer has agreed to execute and deliver this Warrant Agreement and to issue to JBO the Warrants hereinafter described.

          Accordingly, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 11.
                                   DEFINITIONS

          The following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

          "CLOSING DATE" shall mean the date of the closing of the Issuer's IPO under the Registration Statement.

          "COMMISSION" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions.

          "COMMON STOCK" shall mean the Common Stock, par value $0.001, of Issuer.

          "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONVERTIBLE SECURITIES" shall mean any stock or other securities convertible into or exchangeable for shares of Common Stock.

          "CURRENT MARKET PRICE PER SHARE" on any date shall be deemed to be:

(i) the average of the daily closing prices for the 10 consecutive trading days immediately preceding such date; PROVIDED, that if such closing prices are determined with reference to NQB as set forth below, the Current Market Price Per Share on any date shall be deemed to be the average of the daily closing bid and asked prices for the 30 consecutive trading days immediately preceding such date. The closing price for each day shall be as reported on the Composite Transactions Tape, or if the Common Stock is not reported on the Composite Transactions Tape, the last sale price regular way of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on such securities exchange or, if the Common Stock is not listed or admitted to trading on such an exchange, the closing sales price, or if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or, if not so reported, as reported by the National Quotation Bureau, Incorporated ("NQB"), or any successor thereof; or

(ii) if no such prices are furnished, the fair market value per Warrant or Non Public Warrant Share, as the case may be, being purchased, as determined by an independent investment banking firm mutually selected by the Issuer and the holders of a majority of the Warrants and Non Public Warrant Shares, as the case may be, being purchased.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

          "EXERCISE PRICE" shall mean the exercise price of a Warrant, which shall be [$9.00] per Warrant Share, subject to adjustment as provided in
Section 12.

          "EXPIRATION DATE" shall mean _________, 2001, or, if such day is not a Business Day, the next succeeding Business Day.

          "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, or any arbitrator or arbitration board whose rulings are judicially recognized as lawful and binding in each case whether of the United States or foreign.

          "IPO" shall mean the date upon which the Issuer first issues shares of capital stock pursuant to an effective registration statement under the Securities Act.

          "NON-PUBLIC WARRANT SHARES" shall mean Warrant Shares that have not been sold to the public and are required to bear the legend set forth in
Section 14(b).

          "REGISTRATION STATEMENT" shall mean that certain Registration Statement on Form S-1 (Registration No. 333-1054) filed with the Commission on February 7, 1996, as amended, that went effective on _____, 1996, in connection with the offering of 1,000,000 shares of Common Stock of the Issuer.

          "REQUIREMENT OF LAW" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RIGHTS" shall mean any rights to subscribe for or to purchase, or any options or warrants for the purchase of, shares of Common Stock or Convertible Securities. The term "Rights" shall include, without limitation, the Warrants.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

          "UNDERWRITING AGREEMENT" shall mean that certain Underwriting Agreement dated May ___, 1996 between JBO and the Issuer.

          "WARRANT" shall mean a warrant issued pursuant to this Warrant Agreement entitling the record holder thereof to purchase from Issuer at the Warrant Office one share (subject to adjustment as provided in Section 12) of Common Stock at the Exercise Price at any time before 5:00 P.M., local time, on the Expiration Date.

          "WARRANT CERTIFICATE" shall mean a certificate evidencing one or more Warrants, substantially in the form of EXHIBIT A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to
Section 12.

          "WARRANT OFFICE" shall mean the office or agency of Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of Issuer and which office or agency may be changed by

Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

          "WARRANT REGISTER" shall mean the register, substantially in the form of EXHIBIT B hereto, maintained by Issuer at the Warrant Office.

          "WARRANT SHARES" shall mean the shares of Common Stock issuable or issued upon exercise of the Warrants, as the number of such shares may be adjusted from time to time pursuant to Section 12.


                                   SECTION 12.
                         REPRESENTATIONS AND WARRANTIES

          Issuer hereby represents and warrants as follows:

          (a) Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates.

          (b) The execution, delivery and performance by Issuer of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of a lien upon the assets of Issuer pursuant to, any Requirement of Law or any Contractual Obligation binding upon Issuer.

          (c) This Warrant Agreement has been duly executed and delivered by Issuer and constitutes the legal, valid and binding obligation of Issuer, enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to equitable principles relating to the availability of equitable remedies. When the Warrants and Warrant Certificates have been issued as contemplated hereby, each of the Warrants and the Warrant Certificates will constitute the legal, valid and binding obligation of Issuer, enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to equitable principles relating to the availability of equitable remedies.

          (d) The Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of preemptive rights.


          (e) All of the assertions, facts and statements contained in the Registration Statement including, but not limited to, those contained in the "Capitalization" and "Description of Capital Stock" sections are true, accurate and complete.

                                   SECTION 13.
                              ISSUANCE OF WARRANTS


          Issuer hereby agrees to issue and deliver to JBO on the Closing Date Warrants evidencing rights to purchase 92,800 Warrant Shares, subject to adjustment as provided in Section 12, at any time on or before 5:00 P.M., local time, on the Expiration Date at a price per share equal to the Exercise Price. On the Closing Date, simultaneously with the closing of the transaction contemplated by the Underwriting Agreement, Issuer shall deliver to JBO one or more Warrant Certificates evidencing the Warrants.


                                   SECTION 14.
               REGISTRATION, TRANSFER AND EXCHANGE OF CERTIFICATES

          (a) Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, Issuer shall register the outstanding Warrants and Warrant Certificates in the name of JBO. Issuer may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and Issuer all not be affected by any notice to the contrary.

          (b) Subject to Section 14, Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the warrants evidenced by Warrant Certificate(s) surrendered for transfer are to be transferred, new Warrant Certificate(s) shall be issued to the holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

          (c) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to Issuer at the Warrant Office, for another Warrant Certificate of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

          (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Sections 14(b) and (c), each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 14(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

                                   SECTION 15.
                    MUTILATED OR MISSING WARRANT CERTIFICATES

               If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to Issuer of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in
Section 14(b) if the Warrant Certificate for which such substitution was made bore such legend.

                                   SECTION 16.
                        DURATION AND EXERCISE OF WARRANTS


          (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day at any time on or after the first anniversary of the Closing Date and prior to 5:00 P.M., local time, on the Expiration Date.

          (b) Subject to the provisions of this Warrant Agreement, upon presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof, to the issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America, Issuer shall issue and cause to be delivered to or upon the written order of the registered holder(s) of such Warrants and in such name or names as such registered holder(s) may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants.

          (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in Section 14(b) if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of warrants shall be canceled.

                                   SECTION 17.
                              NO FRACTIONAL SHARES

          Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but may pay for any such fraction of a share an amount in cash equal to the Current Market Price Per Share of such share multiplied by such fraction.

                                   SECTION 18.
                                PAYMENT OF TAXES

          Issuer will pay all taxes (other than any applicable income or similar taxes payable by the holders of the Warrants or Warrant Shares) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; PROVIDED that Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any Certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and Issuer shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to Issuer the amount of such tax or shall have established to the satisfaction of Issuer that such tax has been paid.

                                   SECTION 19.
               WARRANT HOLDER RIGHTS; DIVIDENDS AND DISTRIBUTIONS

          The Warrants shall not (prior to exercise hereof) confer upon the holders thereof the right to vote as stockholders of Issuer or any other right as stockholders of Issuer. In the event Issuer shall make a distribution or pay any dividend to all holders of Common Stock in cash, evidences of its indebtedness or assets, the Warrants shall not confer upon the holders thereof the right to any such distribution or dividend.

                                   SECTION 20.
                   RESERVATION AND ISSUANCE OF WARRANT SHARES

          (a) Issuer will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

          (b) Before taking any action which would cause an adjustment pursuant to Section 12 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, Issuer will take any corporate action which may be necessary in order that Issuer may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          (c) Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created (whether by affirmative action or inaction) by Issuer.

                                   SECTION 21.
                       OBTAINING OF GOVERNMENTAL APPROVALS
                           AND STOCK EXCHANGE LISTINGS

          Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of Governmental Authorities which may from time to time be required of Issuer in order to satisfy its obligations hereunder, and (b) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on each securities exchange, if any, on which the Common Stock is then listed.

                                   SECTION 22.
                        ADJUSTMENT OF EXERCISE PRICE AND
                      NUMBER OF WARRANT SHARES PURCHASABLE

          Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 12.

          (a) In the event that Issuer shall at any time after the date of this Agreement (i) declare a dividend on Common Stock in shares or other securities of Issuer (other than debt securities covered by Section 9), (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of Issuer (other than debt securities covered by Section 9), then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur.
An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

          (b) No adjustment in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in the aggregate number of Warrant Shares purchasable upon exercise of all Warrants; PROVIDED that any adjustments which by reason of this Section 12(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; PROVIDED, however, that notwithstanding the foregoing, all such adjustments shall be made no later than three years from the date of the first event that would have required an adjustment but for this paragraph. All calculations under this Section 12 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

          (c) If at any time, as a result of an adjustment made pursuant to this Section 12, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 12, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

          (d) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment.

          (e) In the event of any capital reorganization of Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in paragraph (a) (iv) above), or in case of the consolidation of Issuer with or the merger of Issuer with or into any other corporation or of the sale of the properties and assets of Issuer as, or substantially as, an entirety to any other corporation, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable upon exercise of such Warrant immediately prior to such capital organization, reclassification of Common Stock, consolidation, merger or sale would have been entitled upon such capital organization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 12 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of Issuer under this Warrant Agreement. The provisions of this paragraph (e) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

          (f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (g) If any question shall at any time arise with respect to the calculation of the amount of the adjusted Exercise Price or number of Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of Issuer and such determination shall be binding upon Issuer and the holders of the Warrants and Warrant Shares.

          (h) In case any event that affects all shareholders in the same class of shares as the Warrant Shares shall occur as to which the other provisions of this Section 12 are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of Issuer shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 12, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Warrants. Upon receipt of such opinion, Issuer shall promptly mail a copy thereof to the registered holders of the Warrants and shall make the adjustment described therein.

                                   SECTION 23.
                           NOTICES TO WARRANT HOLDERS

          Upon any adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 12, Issuer shall promptly, but in any event within 10 days thereafter, cause to be given to each of the registered holders of the Warrants, at its address appearing on the Warrant Register by first-class mail, postage prepaid, a certificate signed by its President or Chief Financial Officer setting forth the Exercise Price as so adjusted and/or number of Warrant Shares issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

          In the event:

          (a) Issuer shall authorize the grant of Rights or the offer or issuance of Common Stock or Convertible Securities to holders of Common Stock; or

          (b) Issuer shall declare a dividend or other distribution to all holders of Common Stock payable in evidences of its indebtedness, securities, cash or assets; or

          (c) of any consolidation or merger to which Issuer is a party and for which approval of any stockholders of Issuer is required, or of the conveyance or transfer of the properties and assets of Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of Issuer; or

          (e) Issuer shall authorize any other action which would require an adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 12;

then Issuer shall cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register, at least 12 business days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause (d) above), by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding up), and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or vote upon any action.

                                   SECTION 24.
                            RESTRICTIONS ON TRANSFER

          (a) JBO represents that it is acquiring the Warrants (and upon any exercise of the Warrants, each holder represents that it will be acquiring the Warrant Shares) for its own account, for investment and not with a view to any distribution public offering within the meaning of the Securities Act but subject to any requirement of law that the disposition of its property shall at all times be within its control. JBO acknowledges that the Warrants and the Non Public Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act and agrees that it will not sell or otherwise transfer any of its Warrants or Non Public Warrant Shares except upon the terms and conditions specified herein.

          (b) (i) JBO agrees, and each subsequent transferee described in paragraph (ii) below shall agree, that it will not transfer any Warrants or Non Public Warrant Shares except:

                    (A)  pursuant to Rule 144 under the Securities Act;

                    (B)  pursuant to Rule 144A under the Securities Act;

                    (C)  pursuant to Regulation S under the Securities Act;

                    (D) pursuant to any other exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act (as confirmed in an opinion of counsel to the transferor, which counsel shall be reasonably acceptable to Issuer, to the effect that the proposed transfer may be effected without registration under the Securities Act);

                    (E) a transfer by JBO to any Affiliate or wholly owned subsidiary of JBO (including any partnership or limited partnership of which JBO or any Affiliate thereof is a general partner); or

                    (F) pursuant to an effective registration statement under the Securities Act.

               (ii) Each Warrant Certificate and each certificate for the Warrant Shares issued to JBO or to a subsequent transferee pursuant to Section 14(b) (i) (B), (D) (unless the legal opinion delivered in connection therewith is to the effect that the first paragraph of such legend is not required in order to ensure compliance with the Securities
Act) or (E) shall include a legend in substantially the following form:

          THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

          IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED _______________, BETWEEN ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

          (c) The restrictions set forth in Section 14(b) shall terminate and cease to be effective with respect to any Warrants or Warrant Shares registered under the Securities Act or transferred pursuant to clause (A),
(C) or (F) of Section 14(b)(i). Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from Issuer, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in Section 14(b) at which time Issuer will rescind any transfer restrictions relating thereto.

          (d) With a view to making available to JBO and subsequent holders of the Non Public Warrant Shares the benefits of certain rules and regulations of the Commission (including, without limitation, Rule 144 and Rule 144A under the Securities Act) which may permit the sale of Non Public Warrant Shares without registration, Issuer agrees to take any and all such actions as may be required of it by applicable law, rule or regulation to make available to JBO and such subsequent holders such benefits, including without limitation, to:

               (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act or any successor provision thereto;

               (ii) so long as Rule 144A is available to JBO and, such holders, make and keep available the information specified in Rule 144A(d)(4) under the Securities Act or any successor provision thereto;

               (iii) file with the Commission in a timely manner all reports and other documents required of Issuer under the Securities Act and the Exchange Act; and

               (iv) so long as JBO or any other holder owns any Warrants or Non Public Warrant Shares, furnish to each such holder forthwith upon request a written statement by Issuer as to its compliance with the information or reporting requirements of Rule 144 and Rule 144A or any successor provision thereto, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Issuer filed with the Commission, and such other reports and documents of Issuer and other information in the possession of or reasonably obtainable by Issuer as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration;

PROVIDED, HOWEVER, that Issuer shall have no obligation under this Section 14(d) until (i) in the case of Rule 144, after such time as a public market exists for the Common Stock, and (ii) in the case of Rule 144A, after such time as JBO or such holders desire to avail themselves of the benefits of Rule 144A and such Rule is available to JBO or such holders.

          (e) Notwithstanding any of the foregoing, neither the Warrants nor the Warrant Shares may be sold, transferred, assigned, pledged or hypothecated by JBO for a period of one year following the Closing Date; PROVIDED HOWEVER, that such restriction shall not apply to transfers permitted by Section 44 (a) of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

                                   SECTION 25.
                               COVENANTS OF ISSUER

          (a) Issuer shall furnish to JBO and upon request to each holder of Warrants and Non Public Warrant Shares as soon as available but in any event within one hundred five (105) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 1996) consolidated and consolidating balance sheets, income statements and cash flow statements of Issuer and its Subsidiaries, if any, showing its financial condition as at the end of such Fiscal Year and the results of its operations for such Fiscal Year, all the foregoing financial statements (other than the consolidating schedules) to be audited by independent public accountants, and prepared in accordance with GAAP.

          (b) Issuer shall furnish to JBO and upon request to each holder of Warrants and Non Public Warrant Shares as soon as available but in any event within thirty (30) days after the end of each month, commencing with January 1996 (and 45 days after the end of the first three (3) Fiscal Quarters in each Fiscal Year and 60 days after the end of each Fiscal Year), the unaudited consolidated (and at the end of each of the first three (3) Fiscal Quarters in each Fiscal Year, consolidating) balance sheets, income statements and cash flow statements (along with comparisons to budget and, except with respect to months during Issuer's first Fiscal Year, comparisons to the corresponding month in the previous Fiscal
Year) showing the financial condition as at the end of such month, and the results of operations for such month, and for the then elapsed portion of the Fiscal Year, for Issuer and its Subsidiaries, in each case prepared in accordance with GAAP, subject to normal year-end adjustments; PROVIDED, HOWEVER, that after an IPO, the Issuer shall only be required to provide such information on a quarterly basis 45 days after the end of the first three Fiscal Quarters in each Fiscal Year and 105 days after the end of each Fiscal Year.

          (c) Issuer shall promptly (but in any event within 10 days) furnish to JBO and each other holder of Warrants and Non Public Warrant Shares copies of
(i) all reports, if any, to the holders of any equity interests in Issuer, (ii) all documents, if any, filed by Issuer or any of its Subsidiaries with the Commission under the Securities Act or the Exchange Act (other than on Form S-8 or 8-A or similar forms), and (iii) all notices or statements sent or received by Issuer or any of its Subsidiaries to or from any stockholders of Issuer.

          (d) Issuer shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any material property from, or acquire any Indebtedness of, or sell, transfer or lease any material property to, or issue any Indebtedness to, any Affiliates except on terms and conditions substantially as favorable as would be obtained on an arm's-length basis.
Issuer shall not engage in any business other than the businesses in which Issuer is engaged on the date hereof and reasonably related businesses.

          (e) Issuer shall give JBO reasonable advance notice of all meetings of the board of directors of Issuer, shall allow one representative of the holders of Warrants and/or Non Public Warrant Shares to attend and observe such meetings, and shall, if such meeting is held more than 25 miles from the executive office of the Issuer in Los Angeles County, pay the reasonable out-of-pocket costs and expenses of one such representative in connection therewith.

          (f) Neither Issuer nor any Subsidiary shall liquidate, dissolve, recapitalize or consolidate with, merge with, or otherwise acquire all or any portion of the assets or properties of any other Person (unless such acquisition is of a business permitted by the last sentence of paragraph (d) above), except that any Subsidiary of Issuer may merge with and into Issuer or with and into another Subsidiary of Issuer, with Issuer being the surviving corporation, so long as the holders of Warrants and/or Warrant Shares receive prior written notice thereof.

          (g) Issuer shall not amend its Articles of Incorporation or By-Laws so as to adversely affect the powers or special rights of the holders of Warrant Shares, except with the consent of the holders of a majority of the Warrants and/or Non Public Warrant Shares.

          (h) If any Warrants held by JBO are about to expire unexercised and, in the opinion of counsel for JBO, JBO is not then permitted by applicable law to hold shares of voting or non-voting common stock as contemplated herein, then Issuer and JBO shall in good faith negotiate a replacement warrant which expires at the close of business on 90 days after the Expiration Date, and grants JBO the right to obtain, at the Exercise Price, the number of shares of Common Stock which JBO would have been able to obtain upon exercise of the Warrants immediately prior to their expiration if JBO had not been prohibited by applicable law from then exercising the Warrants. Issuer agrees to take such additional action as is necessary to effectuate the foregoing.

          (i) So long as any of the Warrants shall remain outstanding, Issuer shall not in any manner grant (whether directly or by assumption in a merger or otherwise) any rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock containing provisions designed to protect against dilution thereof which at such time are or thereafter will become more advantageous to the holders thereof than the provisions contained in Section 12 protecting the holders of Warrants from dilution thereof.

                                   SECTION 26.
                             AMENDMENTS AND WAIVERS

          Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by Issuer and the holders of a majority of the outstanding Warrants (or in the case of Sections 14 through 25, the holders of a majority of the outstanding Warrants and Non Public Warrant Shares); PROVIDED that the Exercise Price may not be increased, the number of Warrant Shares issuable upon exercise of the Warrants may not be reduced (except pursuant to Section 12(b)(ii) hereof), the Expiration Date may not be changed to an earlier date and this Section may not be amended except with the consent of the holders of all outstanding Warrants and/or Non Public Warrant Shares, as the case may be.

                                   SECTION 27.
                              SPECIFIC PERFORMANCE

          The holders of the Warrants and/or Non Public Warrant Shares shall have the right to specific performance by Issuer of the provisions of this Warrant Agreement. Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against Issuer for specific performance of this Warrant Agreement by the holders of the Warrants and/or Non Public Warrant Shares.

                                   SECTION 28.
                                     NOTICES

          (a) Any notice or demand to be given or made by the holders to or on Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed to Issuer at the Warrant Office.

          (b) Any notice to be given by Issuer to the holders of the Warrants or the Warrant Shares shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock registry of Issuer, as the case may be.

                                   SECTION 29.
                                 BINDING EFFECT

          This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of Issuer, its successors and assigns, JBO and the registered holders from time to time of the Warrants and the Warrant Shares.

                                   SECTION 30.
                                   TERMINATION

          This Warrant Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the exercise thereof or the redemption thereof by Issuer), except that the provisions of Sections 15 and 16(h) shall continue in full force and effect after such termination.

                                   SECTION 31.
                                  COUNTERPARTS

          This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                   SECTION 32.
                                 CALIFORNIA LAW

          THIS WARRANT AGREEMENT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO AGREEMENTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CALIFORNIA STATE COURT SITTING IN THE COUNTY OF LOS ANGELES OR ANY FEDERAL COURT SITTING IN THE COUNTY OF LOS ANGELES IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE WARRANT AGREEMENT OR THE WARRANT CERTIFICATES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ISSUER IN ANY OTHER JURISDICTION.

                                   SECTION 33.
                       BENEFITS OF THIS WARRANT AGREEMENT

          Nothing in this Warrant Agreement shall be construed to give to any Person other than Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

                                   SECTION 34.
                                  SEVERABILITY

          Any provision of this Warrant Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Warrant Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                                   SECTION 35.
                                    NONWAIVER

          No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of a holder of a Warrant shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies hereunder.

                                   SECTION 36.
                                ENTIRE AGREEMENT

          This Warrant Agreement and the documents referred to herein contain the entire agreement of the parties and supersede any and all prior agreements among the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                   LEGACY SOFTWARE, INC.


By:_________________________________
                                       Name:
                                       Title:

                                   JB OXFORD & COMPANY


By:_________________________________
                                       Name:
                                       Title:

                                                  EXHIBIT A TO WARRANT AGREEMENT


                          [FORM OF WARRANT CERTIFICATE]

     THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY
     NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS
     OF SUCH ACT. IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE
     WARRANT AGREEMENT DATED __________, 1996, BETWEEN ISSUER AND THE INITIAL HOLDER OF THE WARRANTS THEREIN NAMED, A COMPLETE AND CORRECT COPY OF
     WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                               WARRANT CERTIFICATE

                               Evidencing Warrants
                            to Purchase Common Stock

                              LEGACY SOFTWARE, INC.


No. W-2                                                         92,800 Warrants


This Warrant Certificate certifies that JB OXFORD & COMPANY ("JBO") or registered assigns, is the registered holder of Warrants (the "WARRANTS") to purchase Common Stock, par value $.001 ("COMMON STOCK"), of Legacy Software, Inc., a California corporation ("ISSUER"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from Issuer at any time after the first registered public offering of Common Stock and prior to 5:00 P.M., local time, on __________, or, if such day is not a Business Day, the next succeeding Business Day (the "EXPIRATION DATE"), one fully paid and nonassessable share of the Common Stock of Issuer (collectively, the "WARRANT SHARES") at a price (the "EXERCISE PRICE") of $9.00 per Warrant Share payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of Issuer at 8521 Reseda Boulevard, Northridge, California 91324, or such other address as Issuer may specify in writing to the registered holder of the Warrants evidenced hereby (the "WARRANT OFFICE"). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement referred to below.


                     EXHIBIT A TO WARRANT AGREEMENT - PAGE 1

          Issuer may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and Issuer shall not be affected by any notice to the contrary.

          Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement dated ________________, between Issuer and JBO (the "WARRANT AGREEMENT"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Issuer and the holders.

          IN WITNESS WHEREOF, Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                   LEGACY SOFTWARE, INC.


                                   By:_________________________________
                                       Name:
                                       Title:

(CORPORATE SEAL)

ATTEST:


________________________
Secretary


                     EXHIBIT A TO WARRANT AGREEMENT - PAGE 2

                                                    ANNEX TO WARRANT CERTIFICATE


                         [FORM OF ELECTION TO PURCHASE]

               (To be executed upon exercise of warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase the number and type of Warrant Shares as stated below and herewith tenders payment for such Warrant Shares to the order of Issuer in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _____________ whose address is ________________________ and that such certificate be delivered to
_________________________ whose address is ________________________.  If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of ______________________ whose address is __________________________ and that such
Warrant Certificate be delivered to whose address is___________________________.


          Number of Shares of
          Common Stock:  _______



                                   Signature:___________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant Certificate)

Date: ___________________________

                                                  EXHIBIT B TO WARRANT AGREEMENT


                              LEGACY SOFTWARE, INC.

                                WARRANT REGISTER


                                        Names and
                    Original Number     Addresses
Warrant             of Warrants and     of Warrant
Certificate No.     Warrant Shares      Holders
- ---------------     ---------------     ----------

W-1                 200,000             E.B.C. Trust Corporation

                                        10, rue Princesse
                                        Florestine
                                        MC98000 Monaco

                                        ATTENTION:  MR. RICHARD MACLELLAN
                                        ---------------------------------

W-2                  92,800             JB Oxford & Company
                                        9665 Wilshire Boulevard
                                        Suite 300
                                        Beverly Hills, California 90212

                                        ATTENTION:  MR. ROBERT SCHULTZ
                                        ------------------------------